Exhibit 1.2
FORM OF SUBSCRIPTION AGREEMENT
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms its agreement with Luminar Technologies, Inc., a Delaware corporation (the “Company”), as follows:
1. This Subscription Agreement, including the Terms and Conditions for Purchase of [Common Stock][Units] attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.
2. The Company has authorized the sale and issuance to [certain investors] of up to an aggregate of              [units (the “Units”), subject to adjustment by the Company’s Board of Directors, with each Unit consisting of (i) one shares (the “Share,”][shares (] collectively, the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”)[, and (ii) [one] warrant (the “Warrant,” collectively, the “Warrants”) to purchase                   of a share of Common Stock (and the fractional amount being the “Warrant Ratio”), in substantially the form attached hereto as Exhibit A,] for a purchase price of $               per [Unit][share] (the “Purchase Price”). [Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Shares, the Units and the Warrants, are referred to herein as the “Securities”).]
3. The offering and sale of the [Shares][Units] (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-               (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), and (b) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the [Shares][Units] and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).
4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the [Shares][Units] set forth below for the aggregate purchase price set forth below. The [Shares][Units] shall be purchased pursuant to the Terms and Conditions for Purchase of [Shares][Units] attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. [The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.]
5. The manner of settlement of the Shares [included in the Units] purchased by the Investor shall be as follows:
Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Annex I annexed hereto) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At

Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer and Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I) DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND
(II) DELIVER [WIRE TRANSFER OF FUNDS OR OTHER CONSIDERATION AND METHOD OF PAYMENT FOR THE ISSUANCE OF THE SHARES]1 AS DESCRIBED IN ANNEX I.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY DELIVERY OF THE CONSIDERATION DESCRIBED ABOVE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE [SHARES][UNITS] OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES [AND WARRANTS] MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the [Shares][Units], acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
[7. The executed Warrant shall be delivered in accordance with the terms thereof.]
[8]. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, declared effective by the Commission on               , 202  , which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and the Prospectus Supplement (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering
1 Reference is made to the Company’s [proposed] payment obligation under that certain agreement [proposed to be] entered into between the Company and the Investor (or its affiliates). Subject to approval by the Board of Directors of the Company, the Company proposes to deliver, in lieu of such cash payments [(the “Aggregate Cash Amount”)], an amount of Shares determined by [dividing (x) the Aggregate Cash Amount, by (y) the closing share price on the last trading day immediately preceding the date on which the Shares are to be issued by the Company to the Investor, rounded down to the nearest whole number of Shares], as set forth on Annex I.

Information”). Such information may be provided to the Investor by any means permitted under the [Securities Act of 1933, as amended][Act], including the Prospectus Supplement and oral communications.
[9]. No offer by the Investor to buy [Shares][Units] will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company [(or the Placement Agent on behalf of the Company)] sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has received (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.
[10]. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering, and the Investor has agreed to maintain the confidentiality of this information until such information has been publicly disclosed. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Package, is true and correct as of the date of such disclosure and did not or does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(Signature Page Follows)

Number of [Shares][Units]:
Purchase Price Per [Share][Unit]: See Annex I
Aggregate Purchase Price: See Annex I
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 202

INVESTOR

By:
Print Name:
Title:
Address:
Agreed and Accepted
this               day of               , 20  :

LUMINAR TECHNOLOGIES, INC.

By:
Name:
Title:
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